UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 4, 2008
VION PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 498-4210
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On August 4, 2008, Vion Pharmaceuticals, Inc. (the “Company”) issued a press release reporting its financial results for the second quarter and six month period ended June 30, 2008. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein and furnished solely for the purposes of this Item 2.02.
On August 7, 2008, the Company held a conference call to discuss its financial results for the second quarter ended June 30, 2008. A copy of the transcript of the call is attached hereto as Exhibit 99.2 and is incorporated herein and furnished solely for the purposes of this Item 2.02.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
In the above-described earnings release and during the above-described conference call, the Company discussed the status of the Company’s potential delisting from the Nasdaq Capital Market. The Company stated that during the second quarter it had exercised its right to appeal Nasdaq’s delisting determination to a Nasdaq Listings Qualification Panel (the “Panel”) and had presented a plan for compliance with listing requirements to the Panel. Although the Panel had accepted the Company’s plan of compliance, the Company announced that (a) it had contacted Nasdaq to advise that it is unlikely to implement the plan by August 15, 2008, Nasdaq’s implementation deadline and (b) it expects its common stock to be delisted from the Nasdaq Capital Market in the near future and quoted on the OTC Bulletin Board after the Nasdaq delisting occurs.

Item 9.01(d)	Exhibits.

Exhibit 99.1	Press release dated August 4, 2008.

Exhibit 99.2	Transcript of August 7, 2008 Conference Call

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: August 8, 2008	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit 99.1	Press release dated August 4, 2008.

Exhibit 99.2	Transcript of August 7, 2008 Conference Call